EXHIBIT 10.3

                        A   L E A S E   A G R E E M E N T
                        ---------------------------------

              that was made and signed in Haifa on October 31. 2002

                                     between

                    MOND HOLDINGS LTD.
                    PRIVATE COMPANY 513118653
                    (TO BE CALLED HEREAFTER: THE "LANDLORD")
                                                               OF THE FIRST PART
                                                               -----------------
                       and  between

                    ENERTEC ELECTRONICA  LTD.
                    (IN ENGLISH: ENERTEC ELECTRONICS LTD.),
                    PRIVATE COMPANY 51 - 1640070
                    POB 497, KIRYAT MOTZKIN
                    (TO BE CALLED HEREAFTER: THE "TENANT")
                                                               OF THE OTHER PART
                                                               -----------------

Whereas: The Landlord is the owner and in possession of a building that is located at Hama'apilim Street 27, in Kiryat Ata and that is known as Parcels 2/11 and 2/12 in Bloc 11628 (hereafter: the Rented Premises);

And Whereas: It is the wish of the Landlord to let the Rented Premises to the Tenant and it is the wish of the Tenant to rent the Rented Premises from the Landlord;

It is therefore agreed and stipulated between the Parties as follows:
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1.   The Preamble to this Agreement constitutes a principal and inseparable part hereof  and  the  Parties  again  confirm  that  stated  herein.

2. The Tenant declares that it has not paid the Landlord key money for the Rented Premises and that therefore the Tenant's Protection Law (Integrated Version) 5732 - 1972 and that any other law of protection that may be enacted in the future shall not apply to this tenancy. Neither shall the Hire and Loan Law, 5731 - 1971 apply to the tenancy.

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3.   The Landlord will let the Rented Premises to the Tenant and the Tenant will rent the Rented Premises from the Landlord for a period of two years from December 31, 2001 until December 31, 2003 (hereafter: the Period of the Tenancy).

4. The Tenant will pay the Landlord monthly rent for the Rented Premises in an amount that is the equivalent of $ 1,412 according to a key of $4 a meter at the representative rate of the dollar on the date of each and every payment with the addition of value added tax at the legal rate on the date of each payment.

     The  rent  will  be  paid  three  months  in  advance.

     To guarantee the payment, the Tenant will deliver to the Landlord, checks at the dollar rate on the date of signing this Agreement. Calculation of the exchange differentials due to the Landlord will be made every three months.

5. The Tenant may not transfer possession of all or part of the Rented Premises to any other person or body whatsoever without the prior consent in writing of the Landlord to do so.

6. The Tenant may not make any alterations to the Rented Premises without the prior consent in writing of the Landlord to do so.

7. The Tenant undertakes to maintain the Rented Premises in good order, to make any repair, to repair damage or impairment that is caused thereto during the Period of the Tenancy and to return the Rented Premises at the end of the Period of the Tenancy in the state in which he received them.

8. The Tenant shall be responsible to insure the building of the Rented Premises and its contents during the Period of the Tenancy with All Risks insurance, including insurance cover for their customers and invitees.

     The Tenant will indemnify the Landlord for any claim that is filed against the Landlord by any of the Tenant's customers, guests and invitees.

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9.   The  Tenant  will  vacate the Rented Premises and return possession thereof and the above fittings to the Landlord at the end of the Period of the Tenancy in good order, in the state in which they were on the date on which this Agreement was signed and in accordance with the aforesaid.

     The Tenant will pay the Landlord a sum that is the equivalent of $ 75 for each day's delay in vacating the Rented Premises and the fittings on the end of the Period of the Tenancy as compensation fixed and agreed in advance without the need to prove damage.

10.a.The Landlord undertakes to pay government property taxes that apply to the Rented Premises during the Period of the Tenancy.

b. The Tenant undertakes to pay the municipal taxes and electricity, water and gas expenses, and house committee taxes that apply to the Rented Premises during the Period of the Tenancy.

     Should the Landlord be forced to pay these expenses, the Tenant undertakes to return them to the Landlord immediately on the Landlord's first demand.

11. The Landlord or his representative may visit the Rented Premises at any reasonable time to examine its state or to show it to potential purchasers or tenants after first coordinating with the Tenant.

12. To guarantee the Tenant's undertakings in pursuance of this Agreement, including the period of the option, the Tenant will deposit a promissory note (as security) with Shmuel Elkon, Advocate, in a sum of NIS 250,000 (two hundred and fifty thousand) that the Tenant has signed as author of the note that is guaranteed by two acceptable guarantors to the satisfaction of the Landlord and the Tenant hereby gives the attorney an irrevocable instruction to deliver the note to the Landlord if it is shown to the satisfaction of the attorney that the circumstances exist to justify doing so.

13. The Tenant is hereby granted an option to rent the Rented Premises for a further period of a year providing that notification of the Tenant's wish

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     to exercise the option is given in writing to the Landlord at least 60 days before the end of the Period of the Tenancy that it is sought to extend as stated and on the further condition that on giving the said notice, the Tenant delivers to the Landlord checks for the rent due from the Tenant for the period of the option in pursuance of that stated in paragraph 4 above.

     The monthly rent during the period of the option shall be as specified in paragraph 4 above to which shall be added the rate of inflation in the United States of America from the date of signing this Agreement until the date of each payment.

     The conditions of this Agreement, mutatis mutandis, shall apply also during the period of the option.

14. Should the Agreement be fundamentally breached by the Tenant, or should the Tenant not vacate the Rented Premises on time at the end of the Period of the Tenancy or of the option in pursuance of this Agreement, then the Landlord may revoke this Agreement immediately it is breached and take all steps including the immediate removal of the Tenant from the Rented Premises with his chattels without the need to go to court.

15.  The  Parties  have  been  notified  of  the  need  to  stamp the Agreement.

16. The Parties have waived the need to send notarized notices in all that concerns this Agreement and whatever derives from it.

            And in witness whereof the Parties have set their hands
                          in Haifa on October 31, 2002.


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    T H E  L A N D L O R D                            T H E  T E N A N T


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